Exhibit 2.17

IVAX CORPORATION,

as Issuer

TEVA PHARMACEUTICAL INDUSTRIES LIMITED,

as Guarantor

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of January 26, 2006

4 1/2% Convertible Senior Subordinated Notes Due 2008

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SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of January 26, 2006 by and among IVAX CORPORATION, a Florida corporation (the “Company”), TEVA PHARMACEUTICAL INDUSTRIES LIMITED, a corporation incorporated under the laws of Israel (the “Guarantor”), Ivory Acquisition Sub II, Inc., a Florida corporation and a wholly owned subsidiary of the Guarantor (“Sister Subsidiary”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”),

W I T N E S S E T H:

WHEREAS, IVAX Corporation, a Florida corporation (“IVAX”), executed and delivered to the Trustee an Indenture dated as of May 4, 2001, as amended by a First Supplemental Indenture dated as of January 26, 2006, (such Indenture, as so amended, the “Original Indenture”) and by this Supplemental Indenture and as it may be further amended or supplemented from time to time (together with the Original Indenture, the “Indenture”), providing for the issuance of the 4 1/2% Convertible Senior Subordinated Notes Due 2008 of IVAX, as amended or supplemented from time to time (the “Securities”);

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of July 25, 2005 (the “Merger Agreement”), among IVAX, the Guarantor, Ivory Acquisition Sub, Inc., a Florida corporation (“Merger Sub”), and Ivory Acquisition Sub II, Inc., a Florida corporation (“Merger Sub II”), Merger Sub, concurrently with the effectiveness of such First Supplemental Indenture, merged with and into IVAX, with IVAX continuing as the surviving corporation (the “Merger”);

WHEREAS, pursuant to the Merger Agreement, IVAX, subsequent to the Merger and concurrently with the effectiveness of this Supplemental Indenture, is merging with and into Merger Sub II, with Merger Sub II continuing as the surviving corporation (the “Subsequent Merger”);

WHEREAS, upon the effectiveness of the Subsequent Merger, Merger Sub II is changing its name to “IVAX Corporation”;

WHEREAS, as a result of the Subsequent Merger, the Company desires to execute and deliver this Supplemental Indenture as required by Section 5.01 of the Original Indenture to provide for the assumption of all of the obligations of IVAX under the Securities and the Indenture;

WHEREAS, the Guarantor desires to confirm its Guarantee, as provided in the Indenture, of the obligations so being assumed by the Company; and

WHEREAS, the Company and the Guarantor have requested that the Trustee execute and deliver this Supplemental Indenture, and all things necessary have been done to make this Supplemental Indenture a valid instrument in accordance with its terms, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the mutual covenants and agreements herein set forth, the Company, the Guarantor and the Trustee hereby covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

ARTICLE 1

ASSUMPTION

Section 1.1 Assumption of Obligations.

Sister Subsidiary assumes all of the obligations of IVAX under the Securities and the Indenture. Sister Subsidiary shall succeed to and be substituted for, and may exercise every right and power of, IVAX under the Indenture with the same effect as if Sister Subsidiary had been named as the “the Company” in the Original Indenture.

Section 1.2 Representation.

The Company represents to the Trustee that, after giving effect to the Subsequent Merger and the transactions provided for herein, no Default has occurred and is continuing.

ARTICLE 2

AMENDMENTS TO FORM OF SECURITY

Section 2.1 Amendments to Form of Security.

The form of Security set forth in Exhibit A to the Original Indenture is amended to read in its entirety as set forth in Exhibit A to this Supplemental Indenture.

ARTICLE 3

MISCELLANEOUS PROVISIONS

Section 3.1 Provisions of Supplemental Indenture for the Sole Benefit of Parties and Holders of Securities.

Nothing in this Supplemental Indenture, expressed or implied, shall give or be construed to give to any Person, other than the parties hereto and their successors and the Holders of the Securities, any legal or equitable right, remedy or claim under this Supplemental Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.

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Section 3.2 Incorporators, Shareholders, Members, Officers and Directors Exempt from Individual Liability.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture, this Supplemental Indenture or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future shareholder (except in a shareholder’s corporate capacity as Guarantor), member, officer or director, as such, of the Guarantor or any of successor, either directly or through the Company or the Guarantor, as the case may be, or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Guarantee by the Holders and as part of the consideration for the delivery of the Guarantee.

Section 3.3 Successors and Assigns of Company and Guarantor Bound by Supplemental Indenture.

All the covenants, stipulations, promises and agreements in this Supplemental Indenture contained by or on behalf of the Company shall bind its successors whether so expressed or not. All the covenants, stipulations, promises and agreements in this Supplemental Indenture contained by or on behalf of the Guarantor shall bind its successors and assigns, whether so expressed or not.

Section 3.4 Conflict of any Provisions of Supplemental Indenture with Trust Indenture Act of 1939.

If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision included in the Indenture or this Supplemental Indenture by operation of Sections 310 to 317, inclusive, of the TIA (an “incorporated provision”), such incorporated provision shall control.

Section 3.5 Governing Law.

The laws of the State of New York, including without limitation Section 5-1401 of the General Obligations Law, but otherwise without regard to principles of conflicts of law, shall govern this Supplemental Indenture.

Section 3.6 Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 3.7 Submission to Jurisdiction.

The Guarantor agrees that any legal suit, action or proceeding arising out of or based upon the Indenture or this Supplemental Indenture may be instituted in any federal or state court sitting in New York City, and, to the fullest extent permitted by law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding and irrevocably submits to the jurisdiction of such court in any suit, action or proceeding. The Guarantor, as long as any of the Securities remain outstanding or the Guarantor has any

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obligation under the Indenture, shall have an authorized agent (the “Authorized Agent”) in the United States upon whom process may be served in any such legal action or proceeding. Service of process upon such agent and written notice of such service mailed or delivered to it shall to the extent permitted by law be deemed in every respect effective service of process upon it in any such legal action or proceeding and, if it fails to maintain such agent, any such process or summons may be served by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address as provided for notices hereunder. The Guarantor each hereby appoints Teva Pharmaceuticals USA, Inc. (1090 Horsham Road North Wales, PA 19454) as its agent for such purposes and covenants and agrees that service of process in any legal action or proceeding may be made upon it at such office of such agent.

Section 3.8 Incorporation of Supplemental Indenture; Ratification.

This Supplemental Indenture shall be construed as and shall be supplemental to, and shall form a part of, the Original Indenture. Except as amended hereby, the Original Indenture is hereby ratified, approved and confirmed in all respects.

Section 3.9 Effectiveness.

The provisions of this Supplemental Indenture shall be effective upon the effectiveness of the Subsequent Merger pursuant to the Merger Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

IVAX CORPORATION AS ISSUER

By	/s/ William Marth
Name:	William Marth
Title:	Executive Vice President

TEVA PHARMACEUTICAL INDUSTRIES LIMITED, AS GUARANTOR

By	/s/ Dan S. Suesskind
Name:	Dan S. Suesskind
Title:	Chief Financial Officer

By	/s/ Yossi Levin
Name:	Yossi Levin
Title:	Corporate Treasurer

IVORY ACQUISITION SUB II, INC.

By	/s/ Mark Durand
Name:	Mark Durand
Title:	Treasurer and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By	/s/ Richard Prokosch
Name:	Richard Prokosch
Title:	Vice President

EXHIBIT A

Form of 4 1/2% Convertible Senior Subordinated Notes due 2008

[Face of Security]

IVAX CORPORATION

[INSERT PRIVATE PLACEMENT LEGEND AND GLOBAL SECURITY LEGEND AS REQUIRED]

4 1/2% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2008

CUSIP NO.

Payment of Principal and Interest Unconditionally Guaranteed by

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

IVAX CORPORATION, a Florida corporation (herein called the “COMPANY”), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of              Dollars ($            ) on May 15, 2008, and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest is paid or duly provided for. The right to payment of the principal and all other amounts due with respect hereto is subordinated to the rights of Senior Indebtedness as set forth in the Indenture referred to on the reverse side hereof.

Interest Payment Dates: May 15 and November 15, with the first payment to be made on November 15, 2001.

Record Dates: May 1 and November 1.

The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

IN WITNESS WHEREOF, IVAX CORPORATION has caused this instrument to be duly signed.

IVAX CORPORATION

By:
Name:
Title:

Dated: January __, 2006

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:	January , 2006

[FORM OF GUARANTEE]

Teva Pharmaceutical Industries Limited (the “Guarantor”) hereby unconditionally and irrevocably guarantees the Holder of this Note the full and punctual payment of the principal of and interest on this Note, when and as the same shall become due and payable, whether at maturity or upon redemption or acceleration or otherwise, and all other monetary obligations of the Company under the Indenture and this Note, including obligations in respect of any Repurchase Price, in each case according to the terms of this Note and of the Indenture. The Guarantor agrees that in the case of default by the Company in the payment of any such principal, interest or other obligations, the Guarantor shall duly and punctually pay the same. The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional irrespective of any extension of the time for payment of this Note, any modification of this Note, any invalidity, irregularity or unenforceability of this Note or the Indenture, any failure to enforce the same or any waiver, modification, consent or indulgence granted to the Company with respect hereto or thereto by the Holder of this Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a demand or proceeding first against the Company, protest or notice with respect to this Note or the indebtedness evidenced hereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to this Note except by payment in full of the principal of, interest and other amounts payable with respect to this Note pursuant to this Note or the Indenture.

For so long as any Notes are outstanding, the Guarantor will guarantee the delivery of the Cash Conversion Consideration by the Company and the ADRs issuable upon conversion of the Notes pursuant to the terms of the Supplemental Indenture and the Notes.

This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment on this Note, in whole or in part, is rescinded or must otherwise be restored to the Company or the Guarantor upon the bankruptcy, liquidation or reorganization of the Company or otherwise.

The Guarantor shall be subrogated to all rights of the Holders against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee or the Indenture; provided, however, that the Guarantor hereby waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of a Holder against the Company with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Company in respect thereof or (ii) to receive any payment in the nature of contribution or for any other reason from any other obligor with respect to such payment, in each case, until the principal of and interest on this Note shall have been paid in full.

Any term or provision of the Supplemental Indenture to the contrary notwithstanding, the maximum aggregate amount of this Guarantee shall not exceed the maximum amount that can be hereby guaranteed without rendering this Guarantee voidable under applicable law relating to fraudulent conveyances or fraudulent transfers or similar laws affecting the rights of creditors generally.

This Guarantee shall not be valid or become obligatory for any purpose with respect to this Note until the certificate of authentication on this Note, or on any predecessor Note, shall have been signed by the Trustee.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of law thereof.

IN WITNESS WHEREOF, Teva Pharmaceutical Industries Limited has caused this Guarantee to be signed manually or by facsimile by its duly authorized officers.

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

By:
Name:
Title:

By:
Name:
Title:

[REVERSE OF SECURITY]

IVAX CORPORATION

4 1/2% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2008

Payment of Principal and Interest Unconditionally Guaranteed by

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

1. INTEREST. IVAX CORPORATION, a Florida corporation (the “COMPANY”), promises to pay interest on the principal amount of this Security at the rate PER ANNUM shown above. The Company will pay interest semi-annually on May 15 and November 15 of each year, with the first payment to be made on November 15, 2001. Interest on the Securities will accrue on the principal amount from the most recent date to which interest has been paid or, if no interest has been paid, from May 4, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. MATURITY. The Notes will mature on May 15, 2008.

3. METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered Holders of Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date. Holders must surrender Securities to a Paying Agent to collect the principal, Redemption Price or Repurchase Price of the Securities. The Company will pay all amounts due with respect to the Securities in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay all amounts due with respect to the Securities by check payable in such money. It may mail an interest check to a Holder’s registered address.

4. PAYING AGENT, REGISTRAR, CONVERSION AGENT. Initially, U.S. Bank National Association (the “Trustee”) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice. The Company may act in any such capacity.

5. INDENTURE. The Company issued the Securities under an Indenture dated as of May 4, 2001 (the “Original Indenture”) between the Company and the Trustee. The Company, Teva Pharmaceutical Industries Limited and the Trustee subsequently entered into a First Supplemental Indenture on January     , 2006, as amended by a Second Supplemental Indenture dated as of January     , 2006 (the “Supplemental Indenture”, and together with the Original Indenture as so amended and as it may be further amended or supplemented from time to time, the “Indenture”). The terms of the Securities include those stated in the Indenture, and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the “ACT”) as in effect on the date of the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of such terms. The Securities are general unsecured senior subordinated obligations of the Company limited to $575,000,000 aggregate principal amount ($725,000,000 if the Initial Purchaser (as defined in the Indenture) has elected to exercise its over-allotment option to purchase an additional $150,000,000 of the Securities), except as otherwise provided in the Indenture (except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities). Terms used herein which are defined in the Indenture have the meanings assigned to them in the Indenture.

6. OPTIONAL REDEMPTION. The Securities will be redeemable prior to maturity at the option of the Company, in whole or in part, at any time on or after May 29, 2004, at the following redemption prices (expressed as percentages of the principal amount thereof), if redeemed during the periods commencing on the dates set forth below, in each case together with accrued and unpaid interest to the redemption date:

Date	Redemption Price
May 29, 2004	102.571%
May 16, 2005	101.929%
May 16, 2006	101.286%
May 16, 2007 through
May 14, 2008 inclusive	100.643%

7. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000 principal amount. On and after the redemption date interest ceases to accrue on Securities or portions of them called for redemption.

8. REPURCHASE AT OPTION OF HOLDER. In the event of a Change in Control with respect to the Company, then each Holder of the Securities shall have the right, at the Holder’s option, subject to the rights of the holders of Senior Indebtedness under ARTICLE XI of the Indenture, to require the Company to repurchase such Holder’s Securities including any portion thereof which is $1,000 in principal amount or any integral multiple thereof on a business day (the “REPURCHASE DATE”) that is 45 days after the date of the Company Notice, unless otherwise required by applicable law, at a price equal to 100% of the outstanding principal amount of such Security, plus accrued and unpaid interest to the Repurchase Date.

Within 30 days after the occurrence of the Change in Control, the Company is obligated to give notice of the occurrence of such Change in Control to each Holder. Such notice shall include, among other things, the date by which Holder must notify the Company of such Holder’s intention to exercise the Repurchase Right and of the procedure which such Holder must follow to exercise such right. To exercise the Repurchase Right, a Holder of Securities must deliver on or before the 30th day after the date of the Company Notice irrevocable written notice to the Company (or an agent designated by the Company for such purpose) and the Trustee of the Holder’s exercise of such right together with the Securities with respect to which the right is being exercised, duly endorsed for transfer. In the event any Holder exercises its Repurchase Right, such Holder’s conversion right will terminate upon receipt of the written notice of exercise of such Repurchase Right.

A “CHANGE IN CONTROL” of the Company means

(i) the acquisition by any person, entity or “group” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company and its subsidiaries, any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company and any current affiliate of the Company whose beneficial ownership does not in the future exceed 45% of the Company’s outstanding Common Stock), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of shares of Common Stock sufficient to elect a majority of directors;

(ii) persons who, as of May 4, 2001, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such person were a member of the Incumbent Board;

(iii) approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, beneficially own shares sufficient to elect a majority of directors in the election of directors of the reorganized, merged or consolidated company, or

(iv) a liquidation or dissolution of the Company (other than pursuant to the United States Bankruptcy Code) or the conveyance, transfer or leasing of all or substantially all of the assets of the Company to any person.

9. CONVERSION. A Holder may convert his or her Security into cash and ADRs at any time prior to the close of business on May 15, 2008, or (x) if the Security is called for redemption by the Company, the Holder may convert it at any time before the close of business on the date that is five business days before the date fixed for such redemption, or (y) if the Security is to be repurchased by the Company pursuant to PARAGRAPH 8 hereof, the Holder may convert it at any time before the Company receives the Option of Holder To Elect Purchase Notice. For each $1,000 principal amount of Securities, (i) the amount of cash so payable upon conversion (the “Cash Conversion Consideration”) shall be $405.74 and (ii) the number of ADRs issuable upon conversion (the “conversion rate”) as of the effective date of the Supplemental Indenture shall equal the product of (x) 0.42355 and (y) the quotient (the “initial conversion rate”) obtained by dividing $1,000 by the initial conversion price of $ 04 per share. The Cash Conversion Consideration is payable without interest, the number of ADRs issuable upon conversion shall be rounded to the nearest 1/100th of an ADR, and the Company will deliver

Cash in lieu of any fractional ADR. The Cash Conversion Consideration and the conversion rate take into account any adjustments (i) pursuant to the Merger and (ii) occurring prior to the date hereof. On conversion no payment or adjustment for any unpaid and accrued interest, or liquidated damages with respect to, the Securities will be made. If a Holder surrenders a Security for conversion between the record date for the payment of interest and the next interest payment date, such Security, when surrendered for conversion, must be accompanied by payment of an amount equal to the interest thereon which the registered Holder on such record date is to receive.

To convert a Security a Holder must (1) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay the amount of interest, if any, the Holder may be paid as provided in the last sentence of the above paragraph and (5) pay any transfer or similar tax if required. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or a whole multiple of $1,000 principal amount.

Any ADRs issued upon conversion of a Security shall bear the Private Placement Legend until after the second anniversary of the later of the issue date for the Securities and the last date on which the Company or any Affiliate of the Company was the owner of such ADRs or the Security (or any predecessor security) from which such ADRs were converted (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the Opinion of Counsel for the Company, unless otherwise agreed by the Company and the Holder thereof).

10. SUBORDINATION. The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness. Each Holder by accepting a Security agrees to such subordination and authorizes the Trustee to give it effect.

11. PROHIBITION ON INCURRENCE OF LAYERED INDEBTEDNESS. The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is both (a) subordinate or junior in right of payment to any Senior Indebtedness and (b) senior in any respect in right of payment to the Securities.

12. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar need not exchange or register the transfer of any Security selected for redemption in whole or in part. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before the mailing of a notice of redemption of the Securities selected to be redeemed.

13. PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as the owner of such Security for all purposes.

14. MERGER OR CONSOLIDATION. The Company shall not consolidate with, or merge into, or transfer or lease all or substantially all of its assets to, any person unless the person is a corporation, limited liability company or other entity organized under the laws of the United States, any State thereof or the District of Columbia and such person assumes by supplemental indenture all the obligations of the Company under the Securities and the Indenture and immediately after giving effect to the transaction no Default or Event of Default exists.

Notwithstanding the foregoing, any subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any other subsidiary or subsidiaries of the Company.

15. AMENDMENTS, SUPPLEMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or the consent of any Securityholder, the Indenture or the Securities may be amended or supplemented to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Securities in addition to certificated Securities, to comply with SECTIONS 5.01 AND 10.15 of the Original Indenture or to make any change that does not adversely affect the rights of any Securityholder.

16. DEFAULTS AND REMEDIES. An Event of Default includes: (i) default in payment of principal at maturity, upon redemption or exercise of a Repurchase Right or otherwise, or failure by the Guarantor to make a payment required under the Guarantee; (ii) default for 30 days in payment of interest or other amounts due; (iii) failure by the Company or the Guarantor for 60 days after notice to it to comply with any of its other agreements in the Indenture or the Securities; and (iv) certain events of bankruptcy or insolvency of the Company or the Guarantor. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may declare all the Securities to be due and payable immediately, except as provided in the Indenture. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment) if it determines that withholding notice is in the interests of the Securityholders. The Company must furnish an annual compliance certificate to the Trustee.

17. REGISTRATION RIGHTS. The Holders are entitled to shelf registration rights as set forth in the Registration Rights Agreement (as defined in the Indenture). The Holders shall be entitled to receive liquidated damages in certain circumstances, all as set forth in the Registration Rights Agreement.

18. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

19. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee or shareholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture, or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities. No recourse under or upon any obligation, covenant or agreement contained in the Indenture or the Securities, or because of any indebtedness evidenced thereby, shall be had against any shareholder (except in a shareholder’s corporate capacity as Guarantor), member, officer or director, as such, of the Guarantor, all such liability being expressly waived and released by the acceptance of the Guarantee by the Holder of this Security and as part of the consideration for the delivery of the Guarantee.

20. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

21. ABBREVIATIONS. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE ORIGINAL INDENTURE OR SUPPLEMENTAL INDENTURE. REQUESTS MAY BE MADE TO:

IVAX Corporation

4400 Biscayne Boulevard

Miami, Florida 33137

Attention: Secretary

[FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.

Signature Guarantee:

CONVERSION NOTICE

Toconvert this Security into cash and ADRs of the Guarantor, check the box:  ☐

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):

$

If you want the ADR certificate made out in another person’s name, fill in the form below:
(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Dated:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

OPTION OF HOLDER TO ELECT PURCHASE NOTICE

If you want to elect to have this Security purchased by the Company pursuant to SECTION 3.07 of the Indenture, check the box:  ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to SECTION 3.07 of the Indenture, state the principal amount:

$________________________________________________________________________________________________________________
(in an integral multiple of $1,000)

Dated:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)